HOME MORTGAGE PURCHASE PROGRAM
         PURSUANT TO THE POOLING AND SERVICING AGREEMENT



PROGRAM NAME:       Encore Credit Receivables Trust 2005-4
                    Asset-Backed Notes, Series - 2005-4

In accordance with the above referenced Agreement, I, the undersigned, hereby certify as to each Mortgage Loan being serviced by the named institution that as of the preceding certification date, and in reliance on certifications by the underlying Sub-Servicers:

     1. I am an "Officer" as defined in the above referenced Agreement, and am empowered and authorized to issue this Annual Certification.

     2. All taxes, ground rents and assessments for the Mortgages covered herein have been paid.

     3. All insurance premiums far flood or other casualty insurance; and FHA premiums or Private Mortgage Insurance premiums on conventional loans have been paid, and all policies as required by the Agreement are in full force. Servicer is in full compliance with the Private Mortgage Insurance automatic termination provisions of the Homeowners Protection Act of 1993, the American Homeownership and Economic Opportunity Art of 2000, and Fannie Mae servicing guidelines where applicable.

     4. Inspections have been made monthly do all delinquent, foreclosed or otherwise vacant properties, and any other property the Servicer has reason to believe requires an inspection.

     5. Analysis has been made to ensure sufficient moneys are being collected in escrow for the current year.

     6. All information returns have been provided to the Internal Revenue Service as required on activity relating to the relevant Mortgage Loans.

     7. If Servicer originates mortgage loans for delivery to investor under the referenced Agreement or services mortgage loans under the referenced Agreement that are registered with MERS, the Servicer has remained a member of MERS in good standing during this Annual Certification period.

     8. There is no outstanding or threatened litigation regarding predatory lending practices pertaining to any loans serviced under this Program.

I further certify:
     A. To the best of my knowledge and upon reasonable investigation, the servicing of the Mortgage Loans during the year preceding the last certification date of the Agreement has been conducted in compliance with the Agreement except for such exceptions as I am setting forth below.

EXCEPTIONS (if any):
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     B.  A review of activities with respect to performances under the
         Agreement during the year preceding the last certification date of the Agreement has been made under my supervision and to the best of my knowledge, based on such review, no default exists as of the above date in the fulfillment of any obligations under the Agreement other than the events of default, if any, which I am listing below with the nature arid status thereof.

EXCEPTIONS (if any):
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NAME OF SERVICING INSTITUTION:    CitiMortgage Inc.
NAME OF AUTHORIZED OFFICER:       Tommy R. Harris
SIGNATURE OF SAME OFFICER:        /s/Tommy R. Harris
TITLE OF SAME OFFICER:            Sr. Vice President, Manger of
                                  Master Servicing
DATE OF SIGNATURE:                March 29, 2006
CERTIFICATION COVERS PERIOD       January 1, 2005 to December 31, 2005